Exhibit 10.4

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CUMULATIVE PREFERRED STOCK

OF

NBCUNIVERSAL ENTERPRISE, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

NBCUniversal Enterprise, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by its Certificate of Incorporation (as amended from time to time), and in accordance with the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, the Board has duly adopted the following resolutions:

RESOLVED, that, pursuant to Article Fourth of the Corporation’s Certificate of Incorporation, which authorizes 800,000 shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), a series of Preferred Stock be and hereby is created and designated as the “Series A Cumulative Preferred Stock” and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of Preferred Stock (the “Series A Cumulative Preferred Stock”).

RESOLVED, that each share of Series A Cumulative Preferred Stock shall be subject to the following provisions:

Section 1. Definitions. For purposes of this Certificate of Designations:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. “Affiliated” and “Affiliation” shall have correlative meanings.

“Attributable Interest” means those interests identified as “cognizable” or “attributable” under the Notes to 47 C.F.R. § 73.3555, as such rules may be modified and/or interpreted by the FCC from time to time.

“Attributed Entity” means a Person (i) that is subject to the ownership restrictions set forth in 47 C.F.R. § 73.3555, as such rules may be modified and/or interpreted by the FCC from time to time, and (ii) in which NBCUniversal directly or indirectly holds an Attributable Interest.

“Business Day” means a day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Philadelphia, Pennsylvania are authorized or obligated by law to close.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Corporation will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Comcast” means Comcast Corporation, a Pennsylvania corporation.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Debt” of any Person means (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables and other similar obligations incurred in the ordinary course of business), (ii) all obligations of such Person which are evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as capital leases, (iv) all obligations of such Person that have been, or should be, in accordance with GAAP, recorded as a sale-leaseback transaction or leveraged lease, (v) all obligations of such Person in respect of letters of credit or acceptances issued or created for the account of such Person, (vi) all liabilities secured by any lien granted on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, and (vii) all direct or indirect guarantees (including “keep well” arrangements, support agreements and similar agreements) with respect to indebtedness of any other Person referred to in clauses (i) through (vi).

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Disqualified Person” means any Person who is prohibited from being a Transferee of shares of Series A Cumulative Preferred Stock pursuant to Section 6(a) hereof.

“Equity Securities” means (i) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests, other than customary profit participations granted in the media business) (collectively, “Interests”), (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Interests (including any option to purchase such convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any security described in clause (i) or clause (ii), (iv) any such warrant or right or (v) any security issued in exchange for, upon conversion of or with respect to any of the foregoing securities.

“FCC” means the Federal Communications Commission.

“GAAP” means U.S. generally accepted accounting principles.

“GE” means General Electric Company, a New York corporation.

“GE Affiliated Party” means (i) GE, (ii) any Affiliate of GE, (iii) any Person (other than the Corporation) in which GE or its Affiliates, individually or collectively, own an economic interest of 10% or more or (iv) any Person (other than the Corporation) over the affairs or business of which GE or any of its Affiliates has the power to exercise significant influence.

“GE Preferred Stockholder” means, collectively, (i) National Broadcasting Company Holding, Inc. and (ii) any GE Affiliated Party that, after the date hereof, acquires shares of Series A Cumulative Preferred Stock in accordance with the terms of this Certificate of Designations.

“Initial Investment Agreements” means the Master Agreement and the Ancillary Agreements (as defined in the Master Agreement).

“IPO” means the first underwritten public offering of common Equity Securities of the Corporation that results in such common Equity Securities of the Corporation being publicly registered and traded.

“Master Agreement” means the Master Agreement dated as of December 3, 2009 by and among GE, Comcast, NBCUniversal and NBCUniversal Media, as may be amended or otherwise modified from time to time.

“NBCUniversal” means NBCUniversal, LLC, a Delaware limited liability company.

“NBCUniversal Media” means NBCUniversal Media, LLC (formerly known as NBC Universal, Inc.).

“Owner” means each Person who is the registered owner of a Series A Cumulative Preferred Stock Certificate as reflected in the records of the registrar and transfer agent, provided that if the registered owner of a Series A Cumulative Preferred Stock Certificate is a Clearing Agency, then with respect thereto, “Owner” means each Person who is the beneficial owner of such Series A Cumulative Preferred Stock Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with the Clearing Agency (directly or indirectly, in accordance with the rules of the Clearing Agency).

“Person” means any natural person, joint venture, general or limited partnership, corporation, limited liability company, trust, firm, association or organization or other legal entity.

“Related Party Transaction” means any transaction, agreement or arrangement (including any termination of, or modification of the terms of, any such transaction, agreement or arrangement other than pursuant to and in accordance with the terms of such transaction, agreement or arrangement) between (a) the Corporation or any of its

Subsidiaries, on the one hand, and (b) any Affiliate of the Corporation (other than the Corporation or any of its Subsidiaries), on the other hand, except: (i) any transaction, agreement or arrangement entered into pursuant to the Initial Investment Agreements or the Transaction Documents (as defined in the Transaction Agreement), (ii) any transaction, agreement or arrangement expressly contemplated by the Initial Investment Agreements or the Transaction Documents, (iii) any renewal or extension of any such transaction, agreement or arrangement described in the foregoing clauses (i) or (ii) pursuant to and in accordance with its terms and (iv) any transaction, agreement or arrangement approved by at least one Series A Preferred Director.

“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to Excess Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Cumulative Preferred Stock Certificate” means a certificate evidencing ownership of a share or shares of Series A Cumulative Preferred Stock.

“Subsidiary” of any specified Person means (x) any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding Equity Securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control or (y) any other Person with respect to which such first Person acts as the sole general partner, manager, managing member or trustee (or Persons performing similar functions).

“Transaction Agreement” means that certain Transaction Agreement dated as of February 12, 2013 among GE, Comcast, National Broadcasting Company Holding, Inc., NBCUniversal, NBCUniversal Media, LLC and the Corporation, as amended from time to time.

“Transfer” means directly or indirectly (whether by merger, operation of law or otherwise) to sell, transfer, assign or otherwise dispose of any direct or indirect economic, voting or other rights in or to shares of the Series A Cumulative Preferred Stock, including by means of the Transfer of an interest in a Person that directly or indirectly holds such shares; provided that a Transfer will be deemed to not occur upon a merger of, an acquisition of Equity Securities in, a transfer of Equity Securities of, or a sale of substantially all of the assets of, GE (or any of its publicly-traded successors, including any successor by acquisition) with, by or to a third party. “Transferee”, “Transferor”, “Transferred” and “Transferring” shall have correlative meanings.

Section 2. Number and Designation. 724,700 shares of the Preferred Stock shall be designated as Series A Cumulative Preferred Stock.

Section 3. Rank. The Series A Cumulative Preferred Stock shall, with respect to dividend rights and rights to distributions of assets upon dissolution, liquidation or winding up of the Corporation, rank senior to the Common Stock and to all other classes or series of Equity Securities of the Corporation, except for (i) any such other class or series of Equity Securities issued in compliance with Section 8(f)(iii) the terms of which expressly provide that it ranks on parity with the Series A Cumulative Preferred Stock with respect to dividend rights or rights upon dissolution, liquidation or winding up of the Corporation (any such securities, “Parity Securities”) and (ii) any such other class or series of Equity Securities issued in compliance with Section 8(f)(iii) the terms of which expressly provide that it ranks senior to the Series A Cumulative Preferred Stock with respect to dividend rights or rights upon dissolution, liquidation or winding up of the Corporation (any such securities, “Senior Securities”).

Section 4. Dividends.

(a) Holders of Series A Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of funds legally available for the payment of dividends, cash dividends on each share of Series A Cumulative Preferred Stock at a rate determined by the Board on the first date of issuance of a share or shares of Series A Preferred Stock and maintained on file with the Secretary of the Corporation (such rate, the “Preferred Rate”). Such dividends shall be cumulative with respect to each share of Series A Cumulative Preferred Stock from the first date on which such share of Series A Cumulative Preferred Stock is issued, and shall be payable quarterly in arrears on or before March 19, June 19, September 19 and December 19 of each year or, if such date is not a Business Day, the next succeeding Business Day (without accrual to the actual payment date) (each, a “Series A Preferred Payment Date”). Any dividend payable on the Series A Cumulative Preferred Stock for any partial payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “payment period” shall mean, with respect to the first “payment period”, the period from and including the original issue date to but excluding the first Series A Preferred Payment Date, and with respect to each subsequent “payment period”, the period from and including a Series A Preferred Payment Date to but excluding the next succeeding Series A Preferred Payment Date or other date as of which dividends are to be calculated. Dividends will be payable to the holders of record of shares of Series A Cumulative Preferred Stock as they appear in the Corporation’s stock ledger at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Series A Preferred Payment Date falls (regardless of whether such date is a Business Day) or on such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 16 days prior to such Series A Preferred Payment Date.

(b) Dividends on the Series A Cumulative Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend which may be in arrears.

(c) Except as provided in Section 5 below and for dividends in respect of any Parity Securities and Senior Securities issued in compliance with Section 8(f)(iii), unless full cumulative dividends on the Series A Cumulative Preferred Stock and all Parity Securities issued in compliance with Section 8(f)(iii) for all past payment periods have been or contemporaneously are declared and paid, (i) no dividends, including distributions in liquidation, shall be declared or paid or set aside for payment nor shall any other dividend or distribution be declared or made upon the Common Stock or any other Equity Securities of the Corporation ranking junior to the Series A Cumulative Preferred Stock (other than distributions paid in Common Stock or options, warrants or rights to subscribe for or purchase Common Stock or any other Equity Securities of the Corporation ranking junior to the Series A Cumulative Preferred Stock), nor shall any shares of Common Stock, or any other Equity Securities ranking junior to the Preferred Stock, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such interests) by the Corporation (except by conversion into or exchange for Common Stock or any other interests of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to distributions and upon liquidation) and (ii) the Corporation may not, directly or indirectly, make any loan to Comcast Corporation or any of its affiliates (other than NBCUniversal, LLC and its subsidiaries).

(d) If full cumulative dividends on the Series A Cumulative Preferred Stock and any Parity Securities have not been declared and paid or declared and a sum sufficient for the payment thereof is not set apart for payment for all past payment periods, then all dividends declared and paid on the Series A Cumulative Preferred Stock and any Parity Securities issued in compliance with Section 8(f)(iii) shall be declared and paid ratably in proportion to the respective amounts of accumulated and unpaid dividends on the Series A Cumulative Preferred Stock and such Parity Securities.

(e) Any dividend payment made on the Series A Cumulative Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such Series A Cumulative Preferred Stock which remains payable. Holders of the Series A Cumulative Preferred Stock shall not be entitled to any dividend, whether payable in cash, property, Common Stock or other interests, in excess of full cumulative dividends on the Series A Cumulative Preferred Stock as described above.

(f) For as long as there are any shares of Series A Cumulative Preferred Stock outstanding, the Corporation shall not make any Extraordinary Dividends upon the Common Stock or any other Equity Securities of the Corporation ranking junior to the Series A Cumulative Preferred Stock, nor shall any Common Stock or any other Equity Securities of the Corporation ranking junior to the Series A Cumulative Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such interests) by the Corporation (except (i) in connection with a redemption, purchase, acquisition, sinking fund or other similar obligation with respect to Parity Securities, in each case to be satisfied ratably with the Series A Cumulative Preferred Stock, (ii) in connection with a redemption, purchase, acquisition, sinking fund or other similar obligation with respect to Senior Securities in accordance with their terms or (iii) by conversion into or exchange for Common Stock or any other interests of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to dividends and upon liquidation). For purposes hereof, “Extraordinary Dividend” means any dividend of (x) securities of NBCUniversal or any of its Subsidiaries or (y) the proceeds from any sale or other disposition (in one transaction or in a series of related transactions) of assets of NBCUniversal or any or its Subsidiaries representing, in the aggregate, more than 15% of the consolidated assets of NBCUniversal and its Subsidiaries (measured as of the end of the most recently ended fiscal year of NBCUniversal for which financial statements are available prior to such sale or other disposition).

(g) The Corporation shall not be required to pay any dividends or make any other payments to holders of the Series A Cumulative Preferred Stock other than as set forth in this Certificate of Designations.

Section 5. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Series A Cumulative Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, a liquidation preference of $1,000 (the “Liquidation Preference”) per share of the Series A Cumulative Preferred Stock, plus an amount equal to any accrued and unpaid dividends thereon, whether or not declared, to the date of payment, before any distribution of assets is made to holders of Common Stock or any other Equity Securities of the Corporation ranking junior to the Series A Cumulative Preferred Stock as to liquidation rights. Upon payment of the Liquidation Preference to the holders of the Series A Cumulative Preferred Stock, the Series A Cumulative Preferred Stock shall no longer be deemed outstanding and all rights of the holders of the Series A Cumulative Preferred Stock with respect to the Series A Cumulative Preferred Stock will terminate.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, and after payment of any amounts required to be paid in respect of any Senior Securities in connection therewith, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding Series A Cumulative Preferred Stock and any Parity Securities issued in compliance with Section 8(f)(iii), then the holders of the Series A Cumulative Preferred Stock and the holders of any Parity Securities issued in compliance with Section 8(f)(iii) shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) For purposes of this Section 5, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series A Cumulative Preferred Stock receives cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the business and affairs of the Corporation.

Section 6. Transfers.

(a) No Owner may Transfer any shares of Series A Cumulative Preferred Stock owned by it:

(i) to any Person that is not a “Qualified Purchaser” as defined under Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended, purchasing for its own account or the account of a Person that is a Qualified Purchaser;

(ii) to any Person that is not a “Qualified Institutional Buyer” as defined under Rule 144A under the Securities Act;

(iii) to any Person that is not an “Accredited Investor” as defined under Rule 501(a) of Regulation D under the Securities Act;

(iv) (a) unless such Transfer is of at least 100 shares of Series A Cumulative Preferred Stock and (b) if such Transfer is of less than all of the shares of Series A Cumulative Preferred Stock owned by such Owner, such Owner will own at least 100 shares of Series A Cumulative Preferred Stock after giving effect to such Transfer; or

(v) in the case of a Transfer by a GE Preferred Stockholder, to Comcast or any of its Affiliates.

Each Series A Cumulative Preferred Stock Certificate shall bear a restrictive legend in the form set forth in Annex I and shall be subject to the restrictions set forth therein.

(b) To the greatest extent permitted by law, any Transfer by any Owner of the Series A Cumulative Preferred Stock (including, for the avoidance of doubt, any Transfer of any Person which directly or indirectly owns Series A Cumulative Preferred Stock) in contravention of this Certificate of Designations shall be ineffective and null and void ab initio and shall not bind or be recognized by the Corporation or any other Person. In the event of any Transfer in contravention of this Certificate of Designations, to the greatest extent permitted by law, the purported Transferee shall have no right to any dividends of the Corporation or any other rights of a stockholder of the Corporation.

(c) To the greatest extent permitted by law, no Disqualified Person shall be or become a direct or indirect owner of Series A Cumulative Preferred Stock. If (i) any Transfer or other action would cause a Disqualified Person to become a direct or indirect owner of Series A Cumulative Preferred Stock and (ii) such Transfer or action does not involve a transfer of shares of Series A Cumulative Preferred Stock within the meaning of the DGCL, then (1) the shares so owned shall be deemed Excess Shares and (2) such Disqualified Person (or, if such Disqualified Person cannot control the disposition of such Excess Shares, the record owner of such shares) shall be required to transfer such Excess Shares to the Agent in accordance with Section 6(e). Such Excess Shares shall be disposed of through the Agent in the manner provided in Sections 6(e) and 6(f).

(d) For purposes of this Section 6, “Excess Shares” means any shares of Series A Cumulative Preferred Stock (i) that are purportedly Transferred in violation of, or are the subject of a purported Transfer that is prohibited by, this Section 6 or (ii) that would be owned directly or indirectly by a Disqualified Person but for the restrictions of this Section 6. Until Excess Shares are acquired by a Person who is not a Disqualified Person in a Transfer that is not prohibited by this Section 6, a holder of Excess Shares shall not be entitled with respect to such Excess Shares to any right of a stockholder of the Corporation (including, without limitation, the right to receive dividends with respect to Excess Shares). Excess Shares shall cease to be such upon a subsequent Transfer that complies with this Section 6 and results in no Disqualified Person directly or indirectly owning such shares.

(e) If the Corporation determines that a Person has violated the provisions of this Section 6, and therefore shares purportedly held or owned by any Person have become Excess Shares, then, upon written demand by the Corporation sent to the holder of Excess Shares, such holder shall transfer or cause to be transferred any certificate or evidence of ownership of Excess Shares within such holder’s possession or control, together with any Prohibited Distributions, to an agent designated by the Corporation (the “Agent”). The Agent shall thereupon sell to a buyer or buyers the Excess Shares transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Shares are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Transfer prohibited by this Section 6 and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the capital stock of the Corporation or otherwise would adversely affect the value of the capital stock of the Corporation. If a Person (including any Transferee in a Transfer purportedly effected in violation of this Section 6) has resold the Excess Shares before receiving the Corporation’s demand to surrender Excess Shares to the Agent (such Person, the “Selling Party”), the Selling Party shall be deemed to have sold the Excess Shares for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Selling Party to retain a portion of such sale proceeds not exceeding the amount that the Selling Party would have received from the Agent pursuant to this Section 6 if the Agent rather than the Selling Party had resold the Excess Shares.

(f) The Agent shall apply any proceeds of a sale by it of Excess Shares and, if a Selling Party has previously resold the Excess Shares, any amounts received by it from a Selling Party, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, an amount equal to the fair market value of such Excess Shares, as determined in good faith by the Board, shall be paid to the former holder of Excess Shares who transferred such shares to the Agent; and (iii) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Internal Revenue Code of 1986 (or any comparable successor provision) selected by the Board. No holder or owner of Excess Shares shall have any claim, cause of action or any other recourse whatsoever against any transferor of Excess Shares. The sole right of a holder or owner of Excess Shares with respect to such shares shall be limited to the amounts payable pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Shares pursuant to this Section 6 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(g) Nothing in this Section 6 (including Sections 6(e) or 6(f)) shall be deemed to preclude the Corporation from seeking injunctive or other relief to prohibit, enjoin or rescind a Transfer in violation of this Section 6.

(h) In case of an ambiguity in the application of any provision set forth in this Section 6 (including any ambiguity in the meaning of any term or definition set forth in this Section 6), the Board shall have the power to interpret the provisions of this Section 6 and to determine the application of any such provision with respect to any situation based on the facts reasonably believed in good faith by it. In the event this Section 6 requires an action by the Board but fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Section 6. All such actions, interpretations and determinations which are done or made by the Board in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Section 6. The Board may, to the greatest extent permitted by law, delegate all or any portion of its duties and powers under this Section 6 to a committee of the Board or to an officer, employee or agent of the Corporation. A holder or owner of Series A Cumulative Preferred Stock, and a potential Transferee of Series A Cumulative Preferred Stock, shall provide such information as the Corporation may reasonably request from time to time to determine compliance with this Section 6.

Section 7. Redemption.

(a) Each holder of Series A Cumulative Preferred Stock other than a GE Preferred Stockholder (each, a “Non-GE Preferred Stockholder”) shall have the right with respect to its Redeemable Preferred Shares (as defined below), exercisable upon written notice to Comcast and the Corporation during the 30-day period commencing on each Redemption Date (as defined below) applicable to such Redeemable Preferred Shares, to require the Corporation to purchase all (but not less than all) Redeemable Preferred Shares held by such Non-GE Preferred Stockholder, out of funds legally available therefor, for a purchase price equal to the Liquidation Preference plus accrued but unpaid dividends due with respect to such Redeemable Preferred Shares to be so redeemed to but excluding the date of redemption of such Redeemable Preferred Shares (the “Redemption Price”), determined as of the date of receipt by Comcast and the Corporation of the applicable written election, payable in cash in United States Dollars. The Corporation shall pay the Redemption Price no later than five Business Days following receipt by Comcast and the Corporation of the applicable election from a Non-GE Preferred Stockholder.

(b) The Corporation shall have the right, exercisable upon written notice to all Non-GE Preferred Stockholders that hold Redeemable Preferred Shares, which notice must be mailed to all such Non-GE Preferred Stockholders during the 30-day period commencing on each Purchase Election Date (as defined below) applicable to such Redeemable Preferred Shares, to acquire from such Non-GE Preferred Stockholders, out of funds legally available therefor, all or any portion of the Redeemable Preferred Shares held by such Non-GE Preferred Stockholders then outstanding for the Redemption Price, determined as of the date of delivery of the applicable written election by the Corporation, payable in cash in United States Dollars. The Corporation shall pay the Redemption Price no later than five Business Days following mailing of the applicable election to such Non-GE Preferred Stockholders.

(c) As used herein:

(i) “Initial Purchase Election Date” means, with respect to a share of Series A Cumulative Preferred Stock, the first anniversary of the Initial Redemption Date of such share of Series A Cumulative Preferred Stock.

(ii) “Initial Redemption Date” means, with respect to a share of Series A Cumulative Preferred Stock, the later of (i) the seventh anniversary of the date this Certificate of Designations was first filed with the Secretary of State of the State of Delaware and (ii) the third anniversary of the date on which such share of Series A Cumulative Preferred Stock was first Transferred from a GE Preferred Stockholder to a Person who was not, at the time of such Transfer, a GE Affiliated Party. For the avoidance of doubt, no subsequent Transfer of such share of Series A Cumulative Preferred Stock shall affect the Initial Redemption Date thereof.

(iii) “Purchase Election Date” means, with respect to a share of Series A Cumulative Preferred Stock, (i) the Initial Purchase Election Date applicable to such share of Series A Cumulative Preferred Stock and (ii) for so long as such share of Series A Cumulative Preferred Stock is outstanding, each third anniversary of the Initial Purchase Election Date applicable to such share of Series A Cumulative Preferred Stock.

(iv) “Redeemable Preferred Share” means a share of Series A Cumulative Preferred Stock held by a Non-GE Preferred Stockholder as of or after the Redemption Date or Purchase Election Date applicable to such share of Series A Cumulative Preferred Stock.

(v) “Redemption Date” means, with respect to a share of Series A Cumulative Preferred Stock, (i) the Initial Redemption Date applicable to such share of Series A Cumulative Preferred Stock and (ii) for so long as such share of Series A Cumulative Preferred Stock is outstanding, each third anniversary of the Initial Redemption Date applicable to such share of Series A Cumulative Preferred Stock.

Section 8. Voting Rights.

(a) Holders of shares of Series A Cumulative Preferred Stock are not entitled to any voting rights with respect to shares of Series A Cumulative Preferred Stock except as provided in this Section 8 or as required by applicable law.

(b) Except as otherwise provided in Sections 8(d), 8(e) or 8(f) and except to the extent the Certificate of Incorporation provides the holders of Common Stock the right to vote on one or more matters as a single class to the exclusion of all other classes and series of capital stock of the Corporation, the holders of the Series A Cumulative Preferred Stock shall be entitled to vote as a single class together with the holders of the Common Stock on all matters on which stockholders are generally entitled to vote, and in any such vote (i) each holder of Series A Cumulative Preferred Stock shall be entitled to cast a number of votes per share of Series A Cumulative Preferred Stock held of record by such holder as of the relevant record date determined pursuant to the Corporation’s By-laws equal to (A) 724,700 (as such number may be adjusted in accordance with this paragraph, the “Preferred Voting Proportion”) divided by (B) the total number of shares of Series A Cumulative Preferred Stock outstanding as of such record date and (ii) each holder of Common Stock shall be entitled to cast a number of votes per share of Common Stock held as of the relevant record date equal to (A) 2,725,908.96320138 (as such number may be adjusted in accordance with this paragraph, the “Common Voting Proportion”) divided by (B) the total number of shares of Common Stock outstanding as of such record date; provided, that if any shares of Series A Cumulative Preferred Stock have been redeemed or repurchased by the Corporation prior to such record date, then for each share so redeemed or repurchased, the Preferred Voting Proportion shall be decreased by an amount equal to the number of votes such share of Series A Cumulative Preferred Stock would have been entitled to had such redemption or repurchase not occurred, and the Common Voting Proportion shall be increased by the same number. By way of example, if there are 724,700 shares of Series A Cumulative Preferred Stock and 789.9791 shares of Common Stock outstanding, and the initial Preferred Voting Proportion of 724,700 has not been reduced by any redemptions or repurchases of shares of Series A Cumulative Preferred Stock, then each share of Series A Cumulative Preferred Stock shall be entitled to 1 vote, and each share of Common Stock shall be entitled to 3450.6089632 votes, and the total number of votes represented by all shares of Series A Cumulative Preferred Stock and all shares of Common Stock shall be 3,450,608.9632013. If the Corporation subsequently redeems 100,000 shares of Series A Cumulative Preferred Stock (and the number of shares of Common Stock outstanding does not change), then, after giving effect to such redemption, the Preferred Voting Proportion shall be decreased to 624,700 and the Common Voting Proportion shall be increased to 2,825,908.96320138.

(c) The officers, directors, managers or agents of the Corporation (collectively, the “HoldCo Parties”) shall at all times be subject to and comply with the insulation requirements set forth in 47 C.F.R. § 73.3555 Note 2(f), establishing that the HoldCo Parties are not materially involved, directly or indirectly, in the management or operation of the media activities of NBCUniversal or its Attributed Entities.

(d) (i) The holders of a plurality of the outstanding shares of Series A Preferred Stock, voting as a single class to the exclusion of all other classes and series of capital stock of the Corporation, shall be entitled to elect one director (a “Series A Preferred Director”) to serve on the Board at (x) any annual meeting of stockholders or (y) any special meeting of stockholders if the election of a Series A Preferred Director is included as business to be brought before such special meeting in the Corporation’s notice of meeting, including any special meeting of stockholders called for the purpose of filling a Series A Preferred Director vacancy pursuant to the second sentence of Section 8(d)(vi) (any such meeting described in clause (x) or (y), an “Eligible Meeting”). A Series A Preferred Director shall serve for a term expiring on (and with respect to the following clauses (B) and (C), such person shall cease to be a director of the Corporation upon) the earlier of: (A) the next Eligible Meeting of stockholders following his or her election; provided, that if such meeting is a special meeting being held for the purpose of electing an additional Series A Preferred Director pursuant to Section 8(e) hereof, then the next following Eligible Meeting for any Series A Preferred Director already serving in that capacity; (B) such time as there are no shares of Series A Cumulative Preferred Stock outstanding; and (C) in the event there is more than one Series A Preferred Director in office, and only with respect to the Series A Preferred Director with the shortest tenure on the Board, such time as the Corporation has paid all Missed Dividends. In the event a person or persons cease to be directors as a result of an event specified in clause (B) or (C) of the foregoing sentence, the size of the Board shall be automatically reduced by the number of persons ceasing to be directors.

(ii) Nominations for the election of a Series A Preferred Director at any Eligible Meeting may be made by (A) any holder of Series A Cumulative Preferred Stock entitled to vote in the election of such Series A Preferred Director who is a stockholder of record on the date of the Corporation’s notice of such Eligible Meeting and who complies with the procedures set forth in this Section 8(d); (B) a Series A Preferred Director who resigns prior to the expiration of his or her term, in a written notice delivered to the Board prior to or simultaneously with the effectiveness of such resignation; and (C) if no nominations are made pursuant to the foregoing clause (A) or (B), the Board.

(iii) Any nomination for the election of a Series A Preferred Director made by a holder of Series A Cumulative Preferred Stock pursuant to Section 8(d)(ii)(A) (a “Nomination Notice”) must be delivered to the Corporation:

(A) in the case of a Nomination Notice relating to an annual meeting of stockholders, no earlier than 120 days, and no later than 90 days, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided that, if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, then to be timely such Nomination Notice must be received by the Corporation no earlier than 120 days prior to the date of such annual meeting and no later than the later of (x) 90 days prior to the date of such annual meeting or (y) the 10th day following the date of the Corporation’s notice of such annual meeting; and

(B) in the case of a Nomination Notice relating to a special meeting of stockholders, no earlier than 120 days prior to the date of such special meeting and no later than the later of (x) 90 days prior to the date of such special meeting or (y) the 10th day following the date of the Corporation’s notice of such special meeting.

(iv) A Nomination Notice must be in writing and must include the following information:

(A) the name and address of the nominating stockholder;

(B) a representation that the nominating stockholder is a holder of record or a beneficial owner of Series A Cumulative Preferred Stock entitled to make such nomination and vote at the meeting of stockholders to which such nomination relates, and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting;

(C) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by the nominating stockholder;

(D) a description of any agreement, arrangement or understanding between or among the nominating stockholder or any of its Affiliates, on the one hand, and any other Person(s) (including the identity of such Person(s)), on the other hand, in connection with such nomination;

(E) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such stockholder’s nominee with respect to the Corporation’s securities; and

(F) the written consent of the nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a Series A Preferred Director if elected.

The information required under this Section 8(d)(iv) shall be supplemented by the nominating stockholder and the nominee as reasonably requested from time to time by the Corporation. Each of the chairman of the meeting and the Board shall have the power to determine whether a nomination has been made in accordance with this clause (iv), and, if any proposed nomination is not in compliance with this clause (iv), to declare that such defectively proposed nomination shall not be presented for stockholder action at the meeting and shall be disregarded. The Board may waive any provision of this clause (iv) with respect to any nominee for election as a Series A Preferred Director without waiving such provision with respect to any other nominee, and no such waiver with respect to any nominee shall be deemed to be a waiver of such provision with respect to any future nomination of such nominee or with respect to the nomination of any other nominee.

(v) To be eligible to be a nominee for election as a Series A Preferred Director (regardless of the manner in which such nomination is made), a proposed nominee must provide to the Corporation, to the extent reasonably requested by the Corporation:

(A) a completed D&O questionnaire containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Series A Preferred Director, including with respect to the limitations set forth in Section 8(d)(viii); and

(B) a representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a Series A Preferred Director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law.

The Board may waive any provision of this clause (v) with respect to any nominee for election as a Series A Preferred Director without waiving such provision with respect to any other nominee, and no such waiver with respect to any nominee shall be deemed to be a waiver of such provision with respect to any future nomination of such nominee or with respect to the nomination of any other nominee.

(vi) The holders of a majority of the outstanding shares of Series A Cumulative Preferred Stock, voting as a single class to the exclusion of all other classes and series of capital stock of the Corporation, shall be entitled to remove, without cause, a Series A Preferred Director. The holders of a plurality of the outstanding shares of Series A Cumulative Preferred Stock, voting as a single class to the exclusion of all other classes and series of capital stock of the Corporation, shall be entitled to fill any vacancy created by the death, resignation, removal or disqualification of any Series A Preferred Director. The holders of Series A Cumulative Preferred Stock may take action pursuant to this Section 8(d)(vi) only (i) at a special meeting of stockholders, if such removal and/or the filling of any such vacancy, as applicable, is included as business to be brought before such special meeting in the Corporation’s notice of meeting, or (ii) pursuant to a written consent delivered to the Corporation; provided that, if such action is taken pursuant to a written consent, (x) such written consent must be signed by the holders of a majority the outstanding shares of the Series A Cumulative Preferred Stock, and (y) a person who is elected to fill a vacancy pursuant to such written consent need not be nominated in accordance with the requirements set forth in Section 8(d)(iv), but shall still be required to provide the information set forth in Section 8(d)(v).

(vii) Unless and until any vacancy created by the death, resignation, removal or disqualification of a Series A Preferred Director is filled by the holders of Series A Cumulative Preferred Stock pursuant to Section 8(d)(vi), such vacancy may be filled as follows:

(A) in the case of a vacancy arising as a result of the resignation of a Series A Preferred Director, by such Series A Preferred Director pursuant to a written notice designating a successor Series A Preferred Director and delivered to the Board prior to or simultaneously with the effectiveness of such resignation (for the avoidance of doubt, if there are two Series A Preferred Directors in office, only the resigning Series A Preferred Director shall have voting power to fill the vacancy pursuant to this clause (A));

(B) in the case of any other vacancy (or, in the case of a vacancy arising as a result of the resignation of a Series A Preferred Director, if such Series A Preferred Director did not designate a successor pursuant to the foregoing clause (A)), by the other Series A Preferred Director (if any) remaining in office (even if less than a quorum); and

(C) in the case of any vacancy that is not filled pursuant to the foregoing clause (A) or (B), by the remaining members of the Board.

(viii) Notwithstanding anything to the contrary in this Certificate of Designations, but subject to the proviso to the following sentence, no Series A Preferred Director may simultaneously serve as a director or officer of (A) any entity that provides a service regulated by the FCC or any video programming vendor as defined in 47 U.S.C. § 536(b); or (B) a daily newspaper as defined in 47 C.F.R. § 73.3555 Note 6. Upon a good faith determination by the Board that a Series A Preferred Director has violated the restriction in the preceding sentence, such director shall immediately be disqualified from holding office as a director, his or her term as a director shall immediately expire and he or she shall immediately cease to be a director; provided that the Board may waive such restriction with respect to any Series A Preferred Director pursuant to resolutions adopted before or after the filing of this Certificate of Designations. No such waiver with respect to a Series A Preferred Director shall be deemed to be a waiver of such restriction with respect to any other existing or future Series A Preferred Director.

(e) From time to time, if the Corporation fails to pay dividends on the Series A Cumulative Preferred Stock in accordance with Section 4 of this Certificate of Designations on six consecutive Series A Preferred Payment Dates, then, for so long as any of such six dividends (each, a “Missed Dividend”) remains unpaid, the number of directors that make up the Board will be increased by one, and the holders of a plurality of the outstanding shares of Series A Cumulative Preferred Stock shall be entitled to elect, voting as a single class to the exclusion of all other classes and series of capital stock of the Corporation, one additional director (who shall be considered a “Series A Preferred Director” for all purposes of this Certificate of Designations) to serve on the Board.

(f) For so long as there are any shares of Series A Cumulative Preferred Stock outstanding, except (x) as expressly contemplated by any Transaction Documents (as defined in the Transaction Agreement) or (y) with the written consent of the holders of not less than a majority of the outstanding shares of Series A Cumulative Preferred Stock or the affirmative vote of the holders of a majority of the outstanding shares of Series A Cumulative Preferred Stock at a meeting of the holders of Series A Cumulative Preferred Stock duly called for such purpose, the Corporation shall not:

(i) incur any Debt if, immediately after the incurrence of such debt, the Corporation would have Debt with an aggregate principal amount in excess of $5.350 billion;

(ii) enter into or agree to enter into any (A) merger, consolidation, reorganization or other business combination directly involving the Corporation and to which the Corporation is a party, unless in each case, the shares of Series A Cumulative Preferred Stock (x) remain outstanding or (y) are converted into or exchanged for preference securities having rights, preferences and voting powers, and limitations and restrictions that are not materially less favorable, taken as a whole, to the holders thereof than the rights, preferences and voting powers, and limitations and restrictions thereof, of the Series A Cumulative Preferred Stock immediately prior to the consummation of such transaction, taken as a whole or (B) sale of all or substantially all of the assets of the Corporation;

(iii) issue any Senior Securities or Parity Securities;

(iv) commence any liquidation, dissolution or winding up of the affairs of the Corporation;

(v) engage in the ownership of any active, operating business other than the ownership of interests in NBCUniversal and other Persons; provided that this clause (v) shall not prohibit (x) the Corporation from engaging in financing activities, including without limitation lending and borrowing, cash management, and investing activities, or (y) except as specifically provided in clause (ii) above, the Corporation from Transferring any interests in any Person;

(vi) amend, alter or repeal any provisions of this Certificate of Designations for the Series A Cumulative Preferred Stock so as to adversely affect the rights, preferences or voting power of the Series A Cumulative Preferred Stock; provided that, to the fullest extent permitted by law, the Board may amend, without the consent of any holders of Series A Cumulative Preferred Stock, this Certificate of Designations for the Series A Cumulative Preferred Stock to effectuate any change in the Preferred Rate determined pursuant to Section 5.12 of the Transaction Agreement; or

(vii) increase the size of the Board to more than four members other than as required by Section 8(e) hereof.

(g) In exercising the voting rights set forth in this Section 8, each share of Series A Cumulative Preferred Stock shall have (i) the number of votes provided in Section 8(b), in the case of any vote pursuant thereto; and (ii) one vote per share, in the case of any other vote; provided that when any Parity Securities have the right to vote with the Series A Cumulative Preferred Stock as a single class on any matter, then each share of Series A Cumulative Preferred Stock and such Parity Securities shall have with respect to such matters one vote per $1,000 of the applicable liquidation preference per share. Except as otherwise required by applicable law or as set forth in this Certificate of Designations, the shares of Series A Cumulative Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

Section 9. Related Party Transactions. (a) All Related Party Transactions shall be on terms that are no less favorable to the Corporation than the terms that could have been obtained in a comparable transaction with an unrelated Person (“Arm’s Length Terms”). As soon as reasonably practicable after the end of each fiscal year of the Corporation, the Corporation shall send a written notice to the Series A Preferred Director(s) describing in reasonable detail each Related Party Transaction consummated by the Corporation during such preceding fiscal year that involves annual payments or annual incurrence of obligations by the Corporation in excess of $7,500,000. If the Series A Preferred Director(s) believe that any such Related Party Transaction is on terms that are less favorable to the Corporation than Arm’s Length Terms, then the Series A Preferred Director(s) may, within ten Business Days from the date of receipt of such notice, deliver a written notice to the Corporation to such effect, which notice shall specify in reasonable detail the reasons for such belief.

(b) Promptly after the delivery of a written notice from the Series A Preferred Director(s) to the Corporation pursuant to Section 9(a), the Series A Preferred Director(s) and the Common Stock Directors shall enter into good faith discussions to attempt to resolve the dispute. If the Series A Preferred Director(s) and the Common Stock Directors are unable to resolve the dispute within 45 days after the delivery of such written notice, the Board shall select and appoint an independent third party with relevant expertise in the type of Related Party Transaction in dispute to arbitrate the dispute; provided that such selection shall require the approval of at least one Series A Preferred Director. If the Board is unable to select and appoint the arbitrator within such ten Business Day period, the Common Stock Directors shall deliver to the Series A Preferred Director(s) a list of five potential arbitrators meeting the requirements set forth in this Section 9(b) and, within five Business Days of receipt of such list, the Series A Preferred Director(s) shall select and appoint the arbitrator from such list. If the Series A Preferred Director(s) do not select and appoint the arbitrator in accordance with the immediately preceding sentence, the Common Stock Directors shall select and appoint the arbitrator from such list within five Business Days of the expiration of the period specified in the immediately preceding sentence.

(c) Within 30 calendar days of the selection of the arbitrator, the arbitrator shall determine the Arm’s Length Terms of the Related Party Transaction. The arbitration shall be conducted in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties. In any arbitration, the Series A Preferred Director(s) shall bear the burden of proving that the terms of the Related

Party Transaction are less favorable to the Corporation than Arm’s Length Terms. The decision of the arbitrator as to the Arm’s Length Terms of the Related Party Transaction shall be binding on the parties. All fees and disbursements of the arbitrator shall be shared equally by the holders of Common Stock, on the one hand, and the holders of Series A Cumulative Preferred Stock, on the other hand, pursuant to mechanics to be determined by the Common Stock Directors and the Series A Preferred Director(s).

(d) If the arbitrator determines that the Related Party Transaction that is the subject of such arbitration is on Arm’s Length Terms, then such Related Party Transaction shall remain in effect and no further action shall be taken with respect thereto pursuant to this Section 9. If the arbitrator determines that the Related Party Transaction that is the subject of such arbitration is on terms that are less favorable to the Corporation than Arm’s Length Terms, then (i) the Corporation shall offer the counterparty to such Related Party Transaction the right, exercisable in such counterparty’s sole discretion, to either (A) amend or otherwise modify the terms of the Related Party Transaction such that the Related Party Transaction is on Arm’s Length Terms or (B) terminate the Related Party Transaction, and (ii) (A) if the Corporation would have received additional amounts from the counterparty to such Related Party Transaction had such Related Party Transaction originally been entered into on Arm’s Length Terms, the holders of Common Stock shall pay to the Corporation such additional amounts (on a net basis after taking into account any amounts that would have been paid by the Corporation had such Related Party Transaction originally been entered into on Arm’s Length Terms), as determined by the arbitrator or (B) if the Corporation would have paid a lesser amount to the counterparty to such Related Party Transaction had such Related Party Transaction originally been entered into on Arm’s Length Terms, the holders of Common Stock shall pay to the Corporation the amount of the difference between the amount actually paid by the Corporation and such lesser amount (on a net basis after taking into account any amounts that would have been paid by the Corporation had such Related Party Transaction originally been entered into on Arm’s Length Terms), as determined by the arbitrator.

(e) The provisions of this Section 9 shall terminate and cease to be of further force or effect at such time as there are no shares of Series A Cumulative Preferred Stock outstanding.

(f) For the avoidance of doubt, the provisions of this Section 9 shall not apply to the transactions contemplated by, or entered into in connection with, the Transaction Agreement (including, without limitation, the guarantee by Comcast of debt of the Corporation and the payment by the Corporation to Comcast of a fee with respect thereto).

Section 10. Governance.

(a) The Series A Preferred Director(s) shall meet such reasonable board membership criteria of the Corporation as may be adopted by resolution of the Board, or as set forth in this Certificate of Designations or the Corporation’s By-laws, from time to time relating to personal integrity and compliance with legal and regulatory requirements; provided that such criteria are applicable equally to all members of the Board.

(b) For so long as any shares of Series A Cumulative Preferred Stock are outstanding, a quorum of the Board or any committee of the Board shall require the presence of a Series A Preferred Director; provided that if a meeting is adjourned due to a lack of a quorum solely due to the absence of a Series A Preferred Director, and a Series A Preferred Director fails to appear at the reconvened meeting (notice of which was provided to the Series A Preferred Director(s) at least 48 hours in advance), then if, but for the absence of a Series A Preferred Director a quorum would be present at such meeting, a quorum will be deemed to be present at such meeting, and such meeting may be conducted and action taken as if a quorum were present.

(c) For so long as any shares of Series A Cumulative Preferred Stock are outstanding, each committee of the Board shall include a Series A Preferred Director; provided that the Common Stock Directors shall compose a majority of each committee of the Board.

Section 11. Reports.

(a) The Corporation agrees to furnish to each holder of Series A Cumulative Preferred Stock, no later than the 90th day after the end of each fiscal year of the Corporation, the Corporation’s audited consolidated balance sheet as at the end of such fiscal year and the related audited statements of operations and cash flow for such fiscal year, in each case prepared in accordance with GAAP and certified by the Corporation’s auditors, together with a comparison of the figures in such financial statements with the figures for the two previous fiscal years; provided that, except as set forth in Section 11(c), no such information shall be required for periods prior to the date of original issuance of the Series A Cumulative Preferred Stock. The provisions of this Section 11(a) (i) shall terminate and be of no further force and effect on the date on which there are no shares of Series A Cumulative Preferred Stock outstanding and (ii) shall be suspended for so long as the Corporation is subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act.

(b) The Corporation agrees to furnish to each holder of Series A Cumulative Preferred Stock, no later than the 45th day after the end of each of the first three fiscal quarters of the Corporation, the Corporation’s unaudited consolidated balance sheet as at the end of such fiscal quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case without notes to such financial statements, but prepared in accordance with GAAP, together with a comparison of the figures in such financial statements with the figures for the comparable period of the previous fiscal year; provided that, except as set forth in Section 11(c), no such information shall be required for periods prior to the date of original issuance of the Series A Cumulative Preferred Stock. The provisions of this Section 11(b) (i) shall terminate and be of no further force and effect on the date on which there are no shares of Series A Cumulative Preferred Stock outstanding and (ii) shall be suspended for so long as the Corporation is subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act.

(c) To the extent not contained in the financial information provided under Section 11(a) and Section 11(b) hereof, for so long as any shares of Series A Cumulative Preferred Stock remain outstanding, the Corporation will, upon the request of a holder of Series A Cumulative Preferred Stock, promptly furnish or cause to be furnished the information required by Rule 144A(d)(4) under the Securities Act to such holder or to a prospective purchaser of the Series A Cumulative Preferred Stock.

(d) The Corporation agrees to furnish to each holder of Series A Cumulative Preferred Stock, no later than the 105th day after the end of each fiscal year of NBCUniversal Media, NBCUniversal Media’s audited consolidated balance sheet as at the end of such fiscal year and the related audited statements of operations and cash flow for such fiscal year, in each case prepared in accordance with GAAP and certified by NBCUniversal Media’s auditors, together with a comparison of the figures in such financial statements with the figures for the two previous fiscal years. The provisions of this Section 11(d) (i) shall terminate and be of no further force and effect on the date on which there are no shares of Series A Cumulative Preferred Stock outstanding and (ii) shall be suspended for so long as NBCUniversal Media is subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act.

(e) The Corporation agrees to furnish to each holder of Series A Cumulative Preferred Stock, no later than the 60th day after the end of each of the first three fiscal quarters of NBCUniversal Media, NBCUniversal Media’s unaudited consolidated balance sheet as at the end of such fiscal quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case without notes to such financial statements, but prepared in accordance with GAAP, together with a comparison of the figures in such financial statements with the figures for the comparable period of the previous fiscal year. The provisions of this Section 11(e) (i) shall terminate and be of no further force and effect on the date on which there are no shares of Series A Cumulative Preferred Stock outstanding and (ii) shall be suspended for so long as NBCUniversal Media is subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act.

(f) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Certificate of Designations which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such information. No party shall have any liability to any other party if any information is destroyed.

Section 12. Conversion. Shares of the Series A Cumulative Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

Section 13. Notices. Any notice delivered to the Corporation and/or Comcast pursuant to this Certificate of Designations shall be in writing and shall be given or made

(and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the following address (or at such other address as the Corporation or Comcast shall specify in a notice given to all holders of Series A Cumulative Preferred Stock, which notice may be affected by amendment of this Section 13):

NBCUniversal Enterprise, Inc.

c/o Comcast Capital Corporation

1201 N. Market Street, Suite 1000

Wilmington, DE 19801

Attention:  President

Facsimile: (302) 658-1600

with a copy (which shall not constitute notice) to:

NBCUniversal Enterprise, Inc.

c/o Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Attention:  General Counsel

Facsimile: (215) 286-7794

Section 14. Miscellaneous. The headings of the sections of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Section 15. Severability. To the extent that any provision of the Series A Cumulative Preferred Stock is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of the Series A Cumulative Preferred Stock, and following any determination by a court of competent jurisdiction that any provision is invalid or unenforceable, the Series A Cumulative Preferred Stock shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

Section 16. Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the holders of Series A Cumulative Preferred Stock granted hereunder may be waived as to all shares of Series A Cumulative Preferred Stock (and the holders thereof) upon the written consent of the Board (or an authorized committee thereof) and the holders of a majority of the shares of Series A Cumulative Preferred Stock then outstanding.

Section 17. Transaction Agreement. Notwithstanding anything to the contrary herein, nothing in this Certificate of Designations shall prohibit or restrict any act or transaction contemplated by the Transaction Agreement.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and acknowledged by the undersigned this 19th day of March, 2013.

NBCUNIVERSAL ENTERPRISE, INC.

By:	/s/ Eileen Cavanaugh
	Name:	Eileen Cavanaugh
	Title:	President

ANNEX I

Restrictive Legend to Series A Cumulative Preferred Stock Certificate

THE CORPORATION HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) AND A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25 MILLION IN SECURITIES OF CORPORATIONS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (C) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE CORPORATION, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (D) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE SECURITIES OR INVESTING IN THE CORPORATION, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED

THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER, (F) (1) ANY SUBSEQUENT TRANSFER IS OF AT LEAST 100 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK AND (2) IF SUCH TRANSFER IS OF LESS THAN ALL OF THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK OWNED BY SUCH PERSON, SUCH PERSON WILL OWN AT LEAST 100 SHARES AFTER GIVING EFFECT TO SUCH TRANSFER AND (G) UNDERSTANDS THAT THE CORPORATION MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATIONS, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE CERTIFICATE OF DESIGNATIONS MAY BE VOID AB INITIO. IF AT ANY TIME THE CORPORATION DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE CORPORATION MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF THE CORPORATION, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CORPORATION, THE REGISTRAR AND TRANSFER AGENT, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE CORPORATION MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.

[IN FURTHERANCE OF THE FOREGOING, PRIOR, AND AS A CONDITION, TO ANY OFFERING, SALE, PLEDGE OR TRANSFER OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHALL FURNISH TO THE CORPORATION A SIGNED CERTIFICATION ON BEHALF OF ANY PROPOSED TRANSFEREE IN THE FORM SET FORTH IN EXHIBIT A TO ANNEX I TO THE CERTIFICATE OF DESIGNATIONS FOR THE SERIES A CUMULATIVE PREFERRED STOCK AND SUCH OTHER INFORMATION AS THE CORPORATION SHALL REASONABLY REQUEST.]1

[1]	Include if held in registered definitive form.

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.]2

[2]	Include if held through DTC.

EXHIBIT A TO ANNEX I

FORM OF TRANSFER CERTIFICATE

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Certificate of Designations, Preferences and Rights of Series A Cumulative Preferred Stock of the Corporation.

The undersigned purchaser hereby represents, warrants and agrees, on its own behalf and on behalf of each beneficial owner for whose account it is purchasing, that:

(A)	it (i) is a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (ii) is aware that the sale of the Securities to it is being made in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act and (iii) is acquiring such Securities for its own account or the account of one or more qualified institutional buyers;

(B)	it (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Corporation will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Securities have not been and will not be registered under the Securities Act and (iii) is acquiring such Securities for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing on the face of the Securities are true, as the case may be;

(C)	it is not purchasing the Securities with a view to the resale, distribution or other disposition thereof in violation of the Securities Act and will not sell participation interests in the Securities or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Securities;

(D)	the certificates evidencing the Securities will bear a legend to the following effect:

THE CORPORATION HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS BOTH A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”) AND A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN

ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS BOTH A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN US$25 MILLION IN SECURITIES OF CORPORATIONS THAT ARE NOT ITS AFFILIATED PERSONS, (B) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (C) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE CORPORATION, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (D) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE SECURITIES OR INVESTING IN THE CORPORATION, (E) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR 3(c)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER, (F) (1) ANY SUBSEQUENT TRANSFER IS OF AT LEAST 100 SHARES OF SERIES A CUMULATIVE PREFERRED STOCK AND (2) IF SUCH TRANSFER IS OF LESS THAN ALL OF THE SHARES OF SERIES A CUMULATIVE PREFERRED STOCK OWNED BY SUCH PERSON, SUCH PERSON WILL OWN AT LEAST 100 SHARES AFTER GIVING EFFECT TO SUCH TRANSFER AND (G) UNDERSTANDS THAT THE CORPORATION MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATIONS, AND WILL NOT TRANSFER THIS

SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE CERTIFICATE OF DESIGNATIONS MAY BE VOID AB INITIO. IF AT ANY TIME THE CORPORATION DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR BENEFICIAL INTERESTS HEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE CORPORATION MAY IN ITS DISCRETION CONSIDER THE ACQUISITION BY SUCH HOLDER OR BENEFICIAL OWNER OF THIS SECURITY OR SUCH BENEFICIAL INTERESTS VOID AND OF NO FORCE AND EFFECT, AND SUCH ACQUISITION WILL NOT, AT THE DISCRETION OF CORPORATION, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CORPORATION, THE TRANSFER AGENT OR REGISTRAR, OR ANY OTHER INTERMEDIARY. IN ADDITION, THE CORPORATION MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL THIS SECURITY OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.

IN FURTHERANCE OF THE FOREGOING, PRIOR, AND AS A CONDITION, TO ANY OFFERING, SALE, PLEDGE OR TRANSFER OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHALL FURNISH TO THE CORPORATION A SIGNED CERTIFICATION ON BEHALF OF ANY PROPOSED TRANSFEREE IN THE FORM SET FORTH IN EXHIBIT A TO THE FORM OF CERTIFICATE FOR THE SERIES A CUMULATIVE PREFERRED STOCK AND SUCH OTHER INFORMATION AS THE CORPORATION AND THE TRANSFER AGENT AND REGISTRAR SHALL REASONABLY REQUEST.

(E)	it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated Corporations;

(F)	it is not a participant-directed employee plan, such as a 401(k) plan, as referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan;

(G)

it is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) an entity that has invested more than 40% of its assets in securities of the

Corporation, giving effect to the amount invested in connection with its acquisition of the Securities or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(H)	it was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Securities or investing in the Corporation;

(I)	it either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)51(C) of the Investment Company Act and the rules thereunder;

(J)	(x) it will transfer at least 100 shares of Series A Cumulative Preferred Stock in any subsequent transfer and (y) in any transfer of less than all of its shares of Series A Cumulative Preferred Stock, it will own at least 100 shares after giving effect to such transfer;

(K)	it will provide notice of the transfer restrictions described in this certificate of transfer to any subsequent transferees;

(L)	it acknowledges that the Corporation may receive a list of participants holding positions in the Securities from one or more book-entry depositaries;

(M)	it acknowledges that the Securities are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been and will not be registered under the Securities Act and the Corporation has not been or will be registered under the Investment Company Act;

(N)	if in the future it decides to offer, resell, pledge or otherwise transfer the Securities or beneficial interests therein, such Securities or beneficial interests may be offered, resold, pledged or otherwise transferred only to a transferee who can make the same acknowledgements, representations, warranties and agreements as set forth in this certificate of transfer and the Certificate of Designations on behalf of itself and each account for which it is purchasing and in accordance with the legend on such Securities described above; and

(O)	it acknowledges that no representation or warranty is made by the Corporation or the initial purchasers as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Securities.

Dated:
Type or print name of Transferee

By:
Authorized Signatory